UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                            September 30, 1998

                       LEVEL 3 COMMUNICATIONS, INC.
           (Exact name of Registrant as specified in its charter)

 Delaware                         0-15658                  47-0210602
(State or other jurisdiction    (Commission             (I.R.S. Employer
 of incorporation)               File Number)            Identification No.)

                   3555 Farnam Street, Omaha, Nebraska  68131
               (Address of principal executive offices and zip code)

                Registrant's telephone number, including area code:
                            (402) 536-3677


ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

 On September 30, 1998, Level 3 Communications, Inc., a Delaware corporation ("Level 3"), issued an aggregate of 511,719 shares of common stock, par value $.01 per share (the "Common Stock") as the consideration for Level 3's acquisition of all of the outstanding capital stock of GeoNet Communications, Inc., an Internet Service Provider (ISP) headquartered in northern California. The price used to determine the number of shares to be issued in the transaction, which was based upon an average of the closing sale price of the Common Stock on The Nasdaq National Market for a ten day period commencing on the 12th day prior to the closing date, was $32.8375. Of these 511,719 shares of Common Stock, 13,935 shares of Common Stock were issued by Level 3 pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") contained in Regulation S promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. In relying on the foregoing exemption, Level 3 considered, among other matters, representations from the former shareholder of GeoNet receiving shares pursuant to Regulation S, that he was not a resident of the United States nor was he otherwise a "United
States person", as defined under applicable provision of Regulation S.
Level 3 also imposed the relevant offering restrictions required by the provisions of Regulation S and received the agreement of the shareholder to refrain from transferring such shares other than as permitted by Regulation S. The balance of the shares of Common Stock issued as the consideration for the acquisition of GeoNet were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act.


ITEM 7.  Financial Statements and Exhibits

None.

                             SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 1998                        Level 3 Communications, Inc.



                                             /s/ Neil J. Eckstein
                                             By: Neil J. Eckstein
                                             Title:  Vice President